Exhbit 99.2
PRESENTATION TO THE ANNUAL GENERAL MEETING 6 December 2007 MAGELLAN PETROLEUM CORPORATION

Magellan Petroleum Australia Limited (MPAL) Interests Interests Interests

Magellan Petroleum Australia Limited (MPAL) Revenue Comparison Revenue Comparison Revenue Comparison

MPAL Gas Sales

MPAL Oil Sales

Market uncommitted Mereenie and Palm Valley gas Production optimization of Mereenie oil and gas potential Drill oil and gas development wells if commercially viable Control costs in Mereenie and Palm Valley Mereenie and Palm Valley Fields Magellan's Three Businesses

Cooper Basin Optimize production in the Nockatunga assets following the 2007 drilling campaign Drill appraisal/development wells in Nockatunga assets if commercially viable Manage the exploration portfolio in the Cooper Basin with an emphasis on lower risk opportunities Drill Bales-1 farmout well in PEL 110 (at no cost to Magellan) Onshore UK Progress planning for drilling Markwells Wood-1, Leigh Park-1 and Hedge End-2. Drilling to commence first quarter 2008. Progress farmout of PEDLs 135/136/137 for drilling in 2008/2009 Bid in 13th Onshore Round of UK licensing Magellan's Three Businesses

Amadeus Basin Assets Amadeus Basin Assets

Gas Sales Contracts (Proved and Probable Reserves) (Proved and Probable Reserves) (Proved and Probable Reserves)

Cooper-Eromanga Basins Cooper-Eromanga Basins

South Australia - PEL 107

Nockatunga Area S-W Queensland S-W Queensland S-W Queensland

Maryborough Basin Coal Bed Methane Potential Potential Potential Potential

United Kingdom United Kingdom

UK Prospects Central Weald Basin

UK Prospects North Weald Basin

Nockatunga (Magellan 40%) Muthero-4, 5, 6 & 7 on production Thungo-9, 10, 11 & 13 on production Dilkera North-1 on production Kamel-1 completed for production Maxwell-5 completed for production Currambar-1 brought on production 2007 Successes

Drilling Program
2007 - 2008

	Exploration	Development / Appraisal
2007 Q1	SA - PEL94 Tunkalilla-1 SA - PEL94 Telowie-1 QLD - ATP613P Burrum-1 & 2 QLD - PL51 Dilkera North-1 & Kamel-1	QLD - PL51 Nockatunga Muthero-4, 5, 6 & 7 Thungo-9, 10, 11, 13
2007 Q3	SA - PEL 93 Rainbird-1 & Patron-1	
2007 Q4	QLD - PL33 Burundi-1	QLD - PL50 Maxwell-5
2008 Q1	SA - PEL110 Bales-1	
2008 Q2	UK - PEDL126 Markwells Wood-1	
2008 Q3	UK - PEDL155 Leigh Park-1	QLD – 2 appraisal wells in Nockatunga assets
2008 Q4	UK - PEDL135 Puttenham-1 UK - PEDL137 Collendean-1

Thank You